Exhibit 10.39

[English Summary]

Fujian Jintai Tourism Developments Co., Ltd. Loan Agreement

Borrower/Party A: Fujian Jintai Tourism Developments Co., Ltd.
Lender/Party B: Industrial and Commercial Bank of China Limited, Fuzhou Wusi Road Branch

Amount of loan: RMB 87 million

Purpose of loan: RMB 16.9 million for Taining Credit Union’s loan repayment, RMB 70.1 million for tourism destination development and construction

Loan period: 7 years

Interest: 7.76% per annum

Repayment schedule: The 1st repayment date is on April 25, 2012, the repayment amount is RMB 6.21 million. Borrower will repay RMB 6.21 million for every six months, and the last repayment date will be on Oct. 25, 2018, the repayment amount will be RMB 6.27 million.

Guaranty: collateralized by the right to collect resort ticket sales at Great Golden Lake.

Jurisdiction:
Laws of China

Dispute:
If there is any dispute between the parties, either party can resolve the dispute by the courts of Fuzhou City.

Date of the Agreement:
Oct. 25, 2011